UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2021

Advanced Merger Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40138	85-3929296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Saddle Point Management, L.P.
1325 Avenue of the Americas, Suite 2103
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 951-1223

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-sixth of one redeemable Warrant	AMPI.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	AMPI	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMPI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In light of recent comment letters issued by the U.S. Securities and Exchange Commission (the “SEC”), the management of Advanced Merger Partners, Inc. (the “Company”) has re-evaluated the Company’s application of ASC 480-10-S99-3A to its accounting classification of its redeemable shares of Class A common stock, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering (the “IPO”) in March 2021. The Company has determined that, at the closing of its IPO, and in all of its subsequent periodic reports filed with the SEC, it had improperly classified a portion of its Class A common stock subject to possible redemption. The Company previously determined the Class A common stock subject to possible redemption to be equal to the redemption value of $10.00 per share of Class A common stock, while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Management determined that the Public Shares can be redeemed or become redeemable subject to the occurrence of future events considered outside of the Company’s control. Therefore, management concluded that the redemption value should include all Class A common stock subject to possible redemption, resulting in the Class A common stock subject to possible redemption being equal to its redemption value. As a result, management has noted a reclassification adjustment related to temporary equity and permanent equity as of the IPO date and all subsequent reporting periods. This resulted in a restatement to the initial carrying value of the Class A common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A common stock.

As a result of the foregoing, on December 3, 2021, the audit committee of the Company’s board of directors concluded, after discussion with the Company’s management, that the Company’s previously issued (i) audited balance sheet as of March 4, 2021, as previously restated in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2021 (the “Q1 Form 10-Q”), filed with the SEC on May 17, 2021, (ii) unaudited interim financial statements and other financial data included in the Q1 Form 10-Q, (iii) unaudited interim financial statements and other financial data included in the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2021 (the “Q2 Form 10-Q”), filed with the SEC on August 13, 2021 and (iv) unaudited interim financial statements and other financial data included in the quarterly report on Form 10-Q for the quarterly period ended September 30, 2021 (the “Q3 Form 10-Q”), filed with the SEC on November 12, 2021 (collectively, the “Affected Periods”), should be restated to report all Public Shares as temporary equity and should no longer be relied upon. As such, the Company intends to restate its financial statements for the Affected Periods in Amendment No. 1 to the Company’s Q3 Form 10-Q, to be filed with the SEC (the “Q3 Form 10-Q/A”).

The Company’s management has concluded that in light of the error described above, a material weakness exists in the Company’s internal control over financial reporting related to the Company’s accounting for complex financial instruments and that, because of this material weakness, the Company’s disclosure controls and procedures were not effective as of September 30, 2021. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Q3 Form 10-Q/A.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO.

The Company’s management and the audit committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown PC, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MERGER PARTNERS, INC.

By:	/s/ Roy J. Katzovicz
Name: Roy J. Katzovicz Title: Chief Executive Officer

Date: December 6, 2021